Exhibit 10.1
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THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS OF THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE MARKED WITH ASTERISKS (***) AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
LICENSE AND DEVELOPMENT AGREEMENT
     This agreement (“Agreement”) entered into this [   ]th day of [                    ], 2006 (the “Effective Date”) by and between NOVAVAX, INC., a Delaware corporation having an address at 508 Lapp Road Malvern, Pennsylvania 19355 (hereinafter referred to as “NOVAVAX” or "Party”) and ESPRIT Pharma, Inc., a Delaware corporation having an address at 2 Tower Center Boulevard, East Brunswick, NJ 08816, (hereinafter referred to as “ESPRIT” or “Party”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in ARTICLE 1 (Definitions).
WITNESSETH
     WHEREAS, NOVAVAX is the owner of a Investigative Drug Application No. 63957, as well as U.S. Patent No. 5,629,021, Canadian Patent No. 2,211,262, Mexican Patent No. 198,438 other patents and patent applications, and know-how relating micellar nanoparticle technology.
     WHEREAS, ESPRIT wishes to acquire an exclusive license under such patents and patent applications from NOVAVAX, and NOVAVAX is willing to grant such license to ESPRIT under the terms and conditions of this Agreement.
     WHEREAS, concurrently with the execution and delivery of this Agreement, the parties have entered into the Supply Agreement relating to the supply of Licensed Product and the provision of related services by NOVAVAX to ESPRIT.

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     NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the parties agree as follows:
ARTICLE 1. DEFINITIONS
     As used in this Agreement, the following terms, when used with initial capital letters, shall have the following meanings, the singular shall include the plural and vice-versa:
     1.1. “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with a Party, and for such purpose “control” shall mean (i) directly or indirectly owning, controlling or holding more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest in an entity or (ii) the possession, direct or indirect, of the power to direct or cause the direction of the management or the policies of the entity, whether through the ownership of voting securities, by contract or otherwise. Any such corporation, entity or business structure shall only be considered an Affiliate for so long as such ownership or control exists.
     1.2. “Business Day” means any day other than Saturday, Sunday, holiday or any other day on which banks in New York, New York are permitted or required to be closed. Unless otherwise specified herein, “day” will mean calendar day.
     1.3. “Calendar Quarter” means each of the periods of time between January and March, April and June, July and September, and October and December.
     1.4. “Calendar Year” means the period of time commencing on 1 January and ending on the following 31 December.
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     1.5. “Commercial Sale” and words of similar import means, an arm’s length transaction and shipment by ESPRIT, its Affiliates or each of its Sublicensees of a Licensed Product to an independent Third Party in a country of the Territory.
     1.6. “Competing Product” has the meaning set forth in Section 5.3.1 (Notice).
     1.7. “Confidential Information” has the meaning set forth in Section 6.1 (Confidential Information).
     1.8. “Dollar” means the legal currency of the U.S.
     1.9. “Effective Date” has the meaning set forth in the first paragraph of this Agreement.
     1.10. “ESPRIT Improvement” means any and all Improvements created, conceived or first reduced to practice by ESPRIT, or its Affiliates, agents, subcontractors or Sublicensees, alone or with others (excluding NOVAVAX).
     1.11. “ESPRIT Improvement Intellectual Property” means Intellectual Property in ESPRIT Improvements, including without limitation ESPRIT Improvement Patents.
     1.12. “ESPRIT Improvement Patents” means patents and patent applications that describe and claim ESPRIT Improvements.
     1.13. “ESPRIT Sole Technology” means Intellectual Property that is first conceived and first reduced to practice during the term of this Agreement solely by personnel employed by or on behalf of ESPRIT or its Affiliates, agents, subcontractors or Sublicensees.
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     1.14. “ESPRIT Technology” means ESPRIT Improvement Intellectual Property, ESPRIT Sole Technology, ESPRIT’s interest in any Joint Improvement Intellectual Property, and any other Intellectual Property owned or controlled by ESPRIT that would, but for the license granted to NOVAVAX in this Agreement, be infringed by NOVAVAX’s performance of its obligations under this Agreement or the Supply Agreement.
     1.15. “FDA” means the United States Food and Drug Administration and successor bodies.
     1.16. “FD&C Act” means the United States Food, Drug and Cosmetic Act, as amended, and the rules and regulations of the FDA promulgated thereunder.
     1.17. “Field” means the use, manufacture or sale of topically- or transdermally-administered products containing no other active ingredient other than testosterone for the treatment of hypoactive sexual disorder of human females.
     1.18. “First Commercial Sale” means, with respect to any Licensed Product, the first Commercial Sale in a country of the Territory following the receipt of Regulatory Approval in such country.
     1.19. “Fiscal Year” means the period of time commencing on the Monday following the Sunday closest to the end of the calendar month of December and terminating on the Sunday closest to the end of the immediately succeeding December.
     1.20. “Formulation” has the meaning set forth in Section 8.1.1 (Ownership and Authority).
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     1.21. “GAAP” means U.S. generally accepted accounting principles, consistently applied.
     1.22. “Improvement” means any change, improvement, development, or modification of a Licensed Product with respect to formulation technology, any component/material utilized in the formulation technology, or the method or process of making or using a Licensed Product utilizing the formulation technology, that (a) is made, conceived of, or reduced to practice by either Party or their Affiliates, agents, subcontractors or Sublicensees, alone or with others, or as a result of work performed on a Licensed Product during the term of this Agreement and (b) is covered by or derived or resulting from the practice of Licensed Patents, patents, patent applications and other Intellectual Property rights in or that cover any of the foregoing.
     1.23. “Improvement Patent” means patents and patent applications that describe and claim Improvements.
     1.24. “IND” means an “Investigational New Drug” application (as defined in the FD&C Act and applicable FDA rules and regulations) and any supporting data and information.
     1.25. “Intellectual Property” means any intellectual property rights, including without limitation, patents, patent applications, inventions, and know-how.
     1.26. “Joint Improvement” means any and all Improvements created, conceived, or first reduced to practice during the term of this Agreement by NOVAVAX, or its Affiliates, agents, subcontractors or Sublicensees, and ESPRIT, or its Affiliates, agents, subcontractors or
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Sublicensees. Joint Improvement shall not include any Improvement that is a NOVAVAX Improvement or an ESPRIT Improvement.
     1.27. “Joint Improvement Intellectual Property” means Intellectual Property in Joint Improvements.
     1.28. “Joint Improvement Patents” means patents and patent applications that describe and claim Joint Improvements.
     1.29. “Launch” means the date of the First Commercial Sale of any Licensed Product in the Territory.
     1.30. “Licensed Know-How” means, to the extent relating and necessary to the manufacture of a Licensed Product, all information or special knowledge on the part of NOVAVAX as of the Effective Date not generally known to the public, including but not limited to inventions, discoveries, reports, protocols, processes, apparati, techniques, methods, models, screens, assays, products, regulatory submissions, and technical information, together with all experience, data, formulas, procedures and results, and including all chemical, pharmacological, toxicological, clinical, analytical, quality control, and safety data (including but not limited to data from use of the Licensed Product), and any other materials or compositions relating to the formulation or manufacture of a Licensed Product or being useful in the manufacture, use, sale or Registration of a Licensed Product as reasonably determined by NOVAVAX. Licensed Know-How also includes the NOVAVAX Improvement Intellectual Property as set forth in Section 5.1.5 (NOVAVAX Improvement Intellectual Property) hereof to the extent not disclosed in any
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patent or published patent application of the Licensed Patents; except to the extent that the disclosure of such information or special ability is prohibited by law, rule, regulation, order, treaty, contract, agreement, or other obligation. Licensed Know-How shall constitute Confidential Information of NOVAVAX in accordance with Section 6.1 (Confidential Information).
     1.31. “Licensed Patent” means U.S. Patent No. 5,629,021, Canadian Patent No. 2,211,262, Mexican Patent No. 198,438, including any other of their respective counterparts in the Territory, as well as all continuations, continuations-in-part, divisions, renewals, reissues, reexaminations, extensions, and patents of addition and patents of importation of the foregoing containing a Valid Claim that would be infringed by the use or sale of a Licensed Product by ESPRIT, its Affiliates or its permitted Sublicensees, in the Territory, but for the licenses granted herein. In addition, Licensed Patents shall include NOVAVAX Improvement Patents, NOVAVAX’s interests in Joint Improvement Patents and any other patents owned by NOVAVAX that are necessary for ESPRIT to practice the patents described in the preceding sentence.
     1.32. “Licensed Product” means the topically- or transdermally-administered product and containing no other active ingredient other than testosterone for the treatment of hypoactive sexual disorder of human females that is currently in clinical trials under NOVAVAX’s IND No. 63957. Licensed Products include Improvements made by NOVAVAX related to, without limitation, formulation and/or packaging for the Licensed Product.
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     1.33. “Licensed Technology” means Licensed Patents, any patent applications and Licensed Know-how.
     1.34. “NDA” means a “New Drug Application” (as defined in 21 C.F.R. Part 314).
     1.35. “Net Sales” means, on a country-by-country basis (a) for any bona fide arm’s length transaction in which Licensed Products are Commercially Sold separately by ESPRIT, its Affiliates, or its Sublicensees to Third Parties (rather than bundled with any other products or services), the amount invoiced for the sale of Licensed Products in finished packaged form, and (b) for all other transactions in which Licensed Products are sold, used or otherwise disposed of by ESPRIT, its Affiliates or its Sublicensees (including in barter or similar transactions, or transactions that are not at arm’s length to a Third Party, or transactions in which Licensed Products are not sold separately), the average invoiced sales price for Products in arms-length transactions in the applicable country; less, in the case of clause (a) and (b) above (i) all normal and customary trade and quantity discounts, (ii) allowances, chargebacks, wholesaler fees and deductions, retailer fees and deductions, rebates, including government and managed care rebates, and credits determined in accordance with GAAP, and returns and replacements determined in accordance with GAAP, less any freight charges paid by Third Parties for delivery and less excise, value added and other taxes and or/duties applicable to sales of Licensed Products which the selling party has to pay or absorb on such sales. Further, Net Sales shall not include normal and customary promotional samples, including, subject to the foregoing, any samples affixed to or accompanying other products of ESPRIT or any of its Affiliates, coupons or other promotional incentives.
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     1.36. “NOVAVAX Improvement” means any and all Improvements created, conceived or first reduced to practice by NOVAVAX, or its Affiliates, agents, subcontractors or Sublicensees, alone or with others (excluding ESPRIT).
     1.37. “NOVAVAX Improvement Intellectual Property” means Intellectual Property in NOVAVAX Improvements.
     1.38. “NOVAVAX Improvement Patents” means patents and patent applications that describe and claim NOVAVAX Improvements.
     1.39. “Person” means an individual, corporation, partnership or other entity.
     1.40. “PDUFA” means the Prescription Drug User Fee Act, as amended, and the rules and regulations of the FDA promulgated thereunder.
     1.41. “Phase II Clinical Study” means a human clinical study on a sufficient number of patients designed to establish the optimal dose of a pharmaceutical product to be used in a Phase III Clinical Study of such product and to support Registrations and Regulatory Approval of such product. A Phase II Clinical Study shall be deemed to have commenced when the first patient is dosed in such Phase II Clinical Study. A Phase II Clinical Study shall also include any Phase II/Phase III study conducted in lieu of a Phase II study, whether or not such study is a traditional Phase III study.
     1.42. “Phase III Clinical Study” means a human clinical study on a sufficient number of patients that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated
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with the product in the dosage ranges to be prescribed and to support Registrations and Regulatory Approval of such product or label expansion of such product. A Phase III Clinical Study shall be deemed to have commenced when the first patient is dosed in such Phase III Clinical Study.
     1.43. “Registration” means a filing with a governmental authority for the purpose of obtaining legal and Regulatory Approval to conduct clinical trials for a product or to commence selling and marketing a product, including an NDA or IND filing or its equivalent in the Territory, including, without limitation, pricing and reimbursement approval.
     1.44. “Regulatory Approval” means the license or marketing approval necessary as a prerequisite for marketing and selling a Licensed Product in a particular country in the Territory.
     1.45. “Steering Committee” means the body organized and acting pursuant to Section 3.1.2 (Steering Committee) hereof.
     1.46. “Sublicense” means a sublicense of the license to ESPRIT under Section 2.1 (License Under NOVAVAX Technology) granted by ESPRIT in accordance with the terms of this Agreement. When used as a verb “Sublicense” means to grant a Sublicense.
     1.47. “Sublicensee” means a Person who has been granted a Sublicense by ESPRIT in accordance with the terms of this Agreement.
     1.48. “Supply Agreement” means a separate agreement to be executed and delivered concurrently with this Agreement under which NOVAVAX shall supply Licensed Product to ESPRIT.
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     1.49. “Territory” means the United States, its territories (including Puerto Rico), Mexico and Canada.
     1.50. “Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party or Sublicensee.
     1.51. “Valid Claim” means a claim or pending claim in any unexpired, enforceable, issued patent, or pending patent application within the Licensed Patent or Improvement Patent which has not been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction, and which is not admitted to be invalid through disclaimer or dedication to the public.
     1.52. “Work Plan” means the work plan for the Licensed Product to be developed within seventy-five (75) days of the Effective Date under this Agreement in the Field, as such work plan may be modified or updated from time to time in accordance with Section 3.1.1 (Development Program).
     1.53. “Year” shall mean the period of time commencing on the calendar day of the First Commercial Sale of a Licensed Product in any country in the Territory and ending three hundred and sixty four (364) days thereafter.
ARTICLE 2. GRANT OF RIGHTS
     2.1. License Under NOVAVAX Technology. Subject to the terms and conditions hereof, NOVAVAX hereby grants to ESPRIT, commencing on the Effective Date, an exclusive
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license under the Licensed Technology to make and have made, import, use, sell, offer for sale, and have sold the Licensed Product in the Territory in the Field.
     2.2. Sublicenses. ESPRIT shall have the right to sublicense commencing on the Effective Date the rights granted under Section 2.1 (License Under NOVAVAX Technology) of this Agreement on terms substantially similar to those contained herein to a controlled Affiliate of ESPRIT and to non-Affiliated Third Parties, provided that any such sublicense to non-Affiliated Third Parties would require the prior written approval of NOVAVAX which will not be unreasonably withheld or delayed; and provided, further that ESPRIT shall require its permitted Sublicensees to comply with all of the obligations of ESPRIT contained in this Agreement and ESPRIT shall be responsible for the performance by such Sublicensees of such obligations.
     2.3. License under ESPRIT Technology. ESPRIT hereby grants to NOVAVAX a royalty-free, exclusive license, except as to ESPRIT, its Affiliates and Sublicensees, under the ESPRIT Technology solely in order to permit NOVAVAX to perform the services and/or obligations of NOVAVAX under this Agreement and the Supply Agreement. In addition, ESPRIT hereby grants to NOVAVAX an exclusive, perpetual, irrevocable, worldwide, paid-up, royalty-free license, with rights to sublicense, under all of ESPRIT’s rights under ESPRIT Improvement Intellectual Property and ESPRIT’s interests in Joint Improvement Intellectual Property for use outside the Field.
     2.4. Product Quality. ESPRIT shall assure at all times that the quality of the Licensed Products is of a standard of quality consistent pharmaceutical industry standards in the U.S.
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ESPRIT additionally shall assure at all times that the Licensed Products are distributed, marketed, advertised, promoted and sold in accordance with all applicable laws and regulations. In addition, after termination or expiration of the Supply Agreement, ESPRIT shall assure at all times that the Licensed Products are sourced, manufactured, and labeled in accordance with all applicable laws and regulations.
     2.5. No Implied Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest or license in or other right to any technology, know-how, patents, patent applications, products, or biological materials of the other Party, including, but not limited to, items owned, controlled or developed by the other Party, at any time pursuant to this Agreement. This Agreement does not create, and shall under no circumstances be construed or interpreted as creating, an obligation on the part of either Party to grant any license to the other Party other than as expressly set forth herein. Any further contract or license agreement between the Parties shall be in writing.
     2.6. Reserved Interests. All rights and interests not expressly granted to ESPRIT are reserved by NOVAVAX (the “Reserved Interests”) for itself, its Affiliates and partners (other than ESPRIT) and other licensees and Sublicensees, including, but not limited to, the rights to use and grant licenses under the Licensed Technology or any other technology or intellectual property owned or controlled by NOVAVAX to make, have made, use, offer to sell, sell, have sold and import products (other than a license under Licensed Technology for Licensed Products in the Field, for so long as ESPRIT has an exclusive license under Licensed Technology for
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Licensed Products in the Field). It shall not be a breach of this Agreement for NOVAVAX, acting directly or indirectly, to exploit its Reserved Interests in any manner anywhere in the Territory, provided, however, that under no circumstances shall NOVAVAX utilize its Reserved Interests to directly or indirectly make, have made, use, offer to sell, sell, have sold or import Licensed Products or related Improvements in the Territory in the Field during the term of this Agreement.
ARTICLE 3. LICENSED PRODUCT DEVELOPMENT AND COMMERCIALIZATION
     3.1. Development.
     3.1.1. Development Program. ESPRIT shall be solely responsible for developing and obtaining Regulatory Approval for the Licensed Product in the Field, at ESPRIT’s sole cost and expense. NOVAVAX shall cooperate to the extent necessary in support of ESPRIT’s efforts to obtain such Regulatory Approval. ESPRIT shall develop and receive Regulatory Approval for the Licensed Product in the Territory and shall engage in a development program (the “Development Program”) to develop and obtain Regulatory Approval the Licensed Product for the Field in accordance with the Work Plan. The Parties shall develop a mutually-agreeable commercially reasonable and detailed work plan (the “Work Plan”) setting forth development timelines and budgets for the Development Program within *** of the Effective Date. Without limiting the generality of the foregoing, ESPRIT shall use commercially reasonable efforts to conduct pre-clinical and clinical trials for the Licensed Product, file Registrations and diligently pursue Regulatory Approvals of the Licensed Product in the Territory, and in such regard
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shall devote such resources and exercise such diligent efforts as are reasonable in view of the size of the market and potential market for the Licensed Products and in no event less than those devoted by companies of similar size and type for products with the same commercial potential, all within the agreed upon timelines set forth in the Work Plan. In conducting the Development Program, ESPRIT shall consult with NOVAVAX on a regular basis in order to proceed with the development efforts as quickly as practicable. Any material change in the Work Plan shall be mutually agreed upon by NOVAVAX and ESPRIT.
     3.1.2. Development Milestone. Without limiting the generality of Section 3.1.1 (Development Program), and subject to the occurrence of a Force Majeure Event (as defined in section 12.1), NOVAVAX shall be entitled to terminate this Agreement pursuant to Section 9.2 (Termination for Breach) if ESPRIT has failed to meet any of the following development milestones, as such may be extended pursuant to the then current Work Plan or other mutual agreement of the parties, not to be unreasonably withheld or delayed (the “Development Milestones”), provided further, that, for the avoidance of doubt, any such failure will be subject to a cure period prior to termination in accordance with Section 9.2:
     (a) Submission of a Phase II clinical study briefing package to the FDA within *** from the Effective Date;
     (b) Administration of the first dose of the test product in humans within *** from a successful FDA meeting including permission to a start a Phase
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II double-blind dose ranging study (“Phase II Study”) with FDA agreement on the measuring instrument to determine patient reported outcomes;
     (c) Summarize Phase II Study results and select a dose and submit a protocol to the FDA for a Phase III clinical study within *** of the date of last patient completing the double- blind portion of the Phase II Study; and
     (d) Administration of the first dose of test product in humans for a randomized double-blind placebo controlled Phase III pivotal trial within *** from the date of approval of a special protocol assessment.
Notwithstanding the foregoing provisions of this Section 3.1.2, the Parties acknowledge that (i) there is uncertainty in the scientific community generally regarding the efficacy outcome measurements and methodology for products for the treatment of sexual disorder in human females and also with respect to what FDA will find acceptable, and designing such a study may take longer than expected, despite ESPRIT’s commercially reasonable efforts, and (ii) the FDA’s actions or inaction may be beyond the reasonable control of ESPRIT that make it impractical for ESPRIT to obtain one or more Development Milestones despite ESPRIT’s commercially reasonable efforts. If the Development Milestones have not been achieved due to either (x) delays in submitting the Phase II Clinical Study briefing package to the FDA due to ongoing development and implementation of efficacy outcome measurements and methodology or (y) any action or inaction by the FDA, but ESPRIT has continued to use commercially reasonable efforts to develop and obtain Regulatory Approval for the Licensed Product in accordance with Section 3.1.1 (Development Program) and if the Development
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Program is still ongoing and progressing to completion within a reasonable timeframe, then NOVAVAX shall not be entitled to terminate this Agreement because of such failure, and the Parties shall negotiate in good faith to extend the Development Milestone deadlines as is reasonable in light of such continued development or FDA action or inaction as the case may be. In the event the parties are unsuccessful in re-negotiating the Development Milestones, then either Party shall be entitled to Terminate this Agreement on *** written notice to the other Party and in the event of such Termination under this Section 3.1.2, the provisions of Section 9.4 shall apply .
     3.1.3. Steering Committee. To plan, manage and oversee work on the Development Program and to approve, update and modify the Work Plan as may be necessary, NOVAVAX and ESPRIT shall promptly after the Effective Date organize a steering committee (the “Steering Committee"), consisting of three (3) members from NOVAVAX and three (3) members from ESPRIT. ESPRIT shall have the right to appoint one of its members to be the chairperson of the Steering Committee. The Parties shall each have the right, upon notifying the other, to change its members of the Steering Committee at any time during the Term of this Agreement and to invite such non-Steering Committee members to a meeting of the Steering Committee as such Party shall reasonably determine. The Parties shall hold meetings of the Steering Committee as mutually agreed by the Parties (but in no event less than once per Calendar Quarter) to review the Development Program and to discuss future activities under this Agreement; provided, however, that each Party shall have the right to call additional meetings of the Steering Committee in order to discuss new material events upon twenty (20) days’ prior
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written notice (one of which may require an in person meeting). Not later than ten (10) days prior to each of the four regularly scheduled Steering Committee meetings, ESPRIT shall prepare a report for the Steering Committee detailing the progress of the Development, Program including successes, difficulties, milestone achievements and a comparison of the status of the Development Program as compared to the timeline contained in the Work Plan. Such report shall also contain any recommendations for updates or modifications to the Work Plan. Consultants and non-Steering Committee member employees of the Parties may attend meetings of the Steering Committee as required to further the Development Program only upon written notice to the Party not bringing the consultants and non-Steering Committee members. Unless otherwise mutually agreed by the Parties, the Steering Committee meetings shall be in-person and shall alternate between ESPRIT’s designated facility and NOVAVAX’s designated facility. The first meeting shall be held at ESPIRT’s designated facility. Minutes of all such meetings setting forth decisions of the Steering Committee relative to the Development Program shall be prepared. Responsibility for the minutes shall alternate between NOVAVAX and ESPRIT, with NOVAVAX being responsible for the minutes of the first meeting; provided that minutes shall not become official until approved by each of the Parties. Any vote of the Steering Committee shall include at least one (1) representative of each of NOVAVAX and ESPRIT. The Steering Committee shall make all decisions only by consensus. Any non-concurrence of the Steering Committee relating to any issue, question or dispute shall be elevated to the Head of Research and Development of ESPRIT and to the Head of Research and Development of NOVAVAX
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for resolution and failing resolution by such individuals, to the President and Chief Executive Officer of NOVAVAX and President and Chief Operating Officer of ESPRIT for resolution, recognizing that, in the event of continuing disagreement, the final decision and ultimate resolution shall rest with ESPRIT.
     3.1.4. Written Records. ESPRIT shall record, to the extent practical, all technical information relating to its research and development activities under the Development Program in written form, which writing shall be signed, dated and witnessed, consistent with ESPRIT’s standard practices and what is normal and customary in the industry in the United States or as may be required by applicable law or regulation. To the extent practical, such written records shall be kept separately from written records documenting ESPRIT’s other research and development. All such written records shall be maintained in a form that ESPRIT reasonably believes is sufficient to satisfy regulatory authorities. Each Party shall require its employees and consultants to disclose to it any discoveries or inventions relating to Licensed Product and made in the course of its activities under the Development Program in writing promptly after conception, and each Party shall, subsequent to any such disclosures to it by its employees or consultants, promptly disclose such discoveries and inventions to the other Party. Without limiting the generality of the foregoing, not later than ten (10) days prior to each of the four regularly scheduled Steering Committee meetings of each Calendar Year during the development of the Licensed Products, ESPRIT shall prepare and submit to the Steering Committee a report summarizing all such development activities and identifying all significant results or developments during such period. Such quarterly reports shall include, without
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limitation, a description of any significant deviations from the Work Plan and proposed actions with respect to such deviations. Such reports shall be subject to the confidentiality provisions of ARTICLE 6 (Confidentiality and Publicity) hereof.
     3.1.5. Development Responsibilities. The Parties currently contemplate that ESPRIT shall be solely responsible for the Development Program. If during the course of the Development Program, the Steering Committee unanimously agree that it would be advantageous for NOVAVAX to assume responsibility for some portion of the Development Program, at ESPRIT’s expenses, including labor and administrative charges, then the Parties will agree upon a commercially reasonable procedure for ESPRIT to reimburse NOVAVAX for its costs and expenses in performing such work. NOVAVAX will also be bound to maintain records relating to such work being delegated to NOVAVAX herein and such records will be made available to ESPRIT on a timely basis upon request.
     3.2. Regulatory Approvals.
     3.2.1. Responsibility for Registration During Development. Except as provided in Section 3.2.2 (Transfer of IND to ESPRIT), ESPRIT shall be responsible for the preparation, filing and prosecution of all Registrations in the Territory, including, without limitation, U.S. Registrations with the FDA, which are required to commercially sell or use the Licensed Products in the Territory. ESPRIT shall use commercially reasonable efforts to seek to obtain Regulatory Approvals for the Registrations in accordance with the Work Plan. This will include, without limitation, maintaining IND
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No. 63957 (once such IND is transferred to ESPRIT in accordance with Section 3.2.2 (Transfer of IND to ESPRIT)), periodic FDA consultations during the clinical development of the Licensed Product, and filing and maintaining the NDA for the Licensed Product. With regard to the U.S., ESPRIT and NOVAVAX shall be entitled to interface with the FDA relating to clinical trials and other aspects of the Licensed Product’s development and commercialization; provided that NOVAVAX shall be the exclusive interface with the FDA relating to the manufacture of the Licensed Product until the transfer of the IND to ESPRIT. ESPRIT shall promptly provide NOVAVAX with a copy of any Registrations that have been or are proposed to be filed by ESPRIT with the FDA or any comparable regulatory authority in the Territory, as well as copies of correspondence between NOVAVAX and the FDA or such other regulatory authority relating to the Licensed Product. ESPRIT will be responsible for all costs of insurance that are customary and, in NOVAVAX’s reasonable judgment, are necessary, in connection with clinical trials of the Licensed Product. Maintenance of the Registrations and Regulatory Approvals will be ESPRIT’s sole responsibility. Without limiting the generality or effect of the foregoing, ESPRIT will be responsible for all PDUFA fees, including establishment fees and product fees, associated with any NDA for the Licensed Product. However the establishment fees will be allocated on a pro rata basis agreed upon by the parties in the event other FDA approved product(s) are manufactured by Novavax at the Cardinal Red Lion facility. ESPRIT shall also provide NOVAVAX with reports concerning the status of the Registrations for the Licensed Products in the Territory and
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the estimated date of receipt of final Regulatory Approval of the Registrations of the Licensed Products.
     3.2.2. Transfer of IND to ESPRIT. At a commercially reasonably time approved by the Steering Committee given NOVAVAX’s responsibilities for initial chemistry, manufacturing and controls under the Supply Agreement, each Party shall, using commercially reasonable efforts, take all steps necessary to transfer IND No. 63967 from NOVAVAX to ESPRIT, at ESPRIT’s cost and expense, including, without limitation, filing of any documents or instruments with the FDA required to effect such transfer. Without limiting the generality of the foregoing, at the direction of the Steering Committee, NOVAVAX shall provide ESPRIT with a letter addressed to the FDA authorizing and requesting IND No. 63967 be transferred, in its entirety, to the name of ESPRIT, and ESPRIT shall send a letter to the FDA accepting the IND. ESPRIT shall, thereafter, be responsible for fulfilling any and all regulatory requirements with respect to the Licensed Products that are imposed as the owner thereof including, without limitation, the filing of documents and payment of fees to the FDA in order to affect the transfer of such IND.
     3.2.3. Access to Data and Regulatory Approvals and Registrations. NOVAVAX will be entitled to copy and reference any Registration or Regulatory Approval (including any NDA) and any safety database or other safety information related to the Licensed Products for any purpose, except that NOVAVAX will not use such information with respect to the development of a Licensed Product in the Territory in the
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Field so long as the exclusive license granted in Section 2.1 (License Under NOVAVAX Technology) remains in effect. ESPRIT will be entitled to copy and reference for any purpose any Registration or Regulatory Approval and any safety database or other safety information related to the Licensed Products as being developed, marketed and sold by NOVAVAX or its designee outside the Territory.
     3.3. Commercialization. ESPRIT shall control and make all decisions regarding the strategy and tactics of marketing, selling and otherwise commercializing the Licensed Product in the Territory, including, without limitation, the methods of sale and distribution, organization and management of sales and marketing, appointment of distributors, and other terms and conditions of such sales and marketing, and shall exercise commercially reasonably efforts to market, sell and otherwise commercialize the Licensed Product in the Territory. Upon the Launch of a Licensed Product in a country of the Territory, ESPRIT, either itself or through its Affiliates or Sublicensees, shall market, distribute and sell the Licensed Products in such country of the Territory and shall exercise such diligence in this regard as shall be commercially reasonable in light of the size of the market and potential market for the Licensed Product and in a manner consistent with which it markets other ESPRIT products of comparable market size in such country of the Territory. ESPRIT shall bear all expenses relating to the marketing, selling and other commercialization of License Products in the Territory, including any post-Regulatory Approval clinical studies, such as any “Phase IV” or lowest effective dose study; provided that NOVAVAX will be entitled to review and provide comments relating to the protocols of any such study.
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     3.3.1. Medical Inquiries. ESPRIT shall respond to medical questions or inquiries relating to the Licensed Product and shall instruct its sales force to direct medical inquiries either to its own medical personnel or to the ESPRIT toll-free number referred to in Section 3.3.2 (Toll-Free Number), within a reasonable time from the Effective Date. ESPRIT shall designate an individual to serve as medical liaison in order to ensure consistency in the handling of medical inquiries. The medical liaison will regularly review Licensed Product inquiries and responses and will also be available for responding to non-routine inquiries should these arise.
     3.3.2. Toll-Free Number. ESPRIT shall maintain a toll-free telephone number to provide information in response to inquiries from health care professionals and consumers. This number shall be noted in all appropriate advertising and promotional materials, except that NOVAVAX may, at its own option and expense, use a different number in advertising and promotional materials that it develops for use outside of the Territory.
ARTICLE 4. PAYMENTS
     4.1. Development Milestone Payments. In partial consideration of the license granted hereunder, ESPRIT shall make the following one time, nonrefundable, non-creditable payments in Dollars to NOVAVAX by wire transfer within *** of the satisfaction of each of the following conditions:

Condition	Payment
***	$***
The earlier of (a) *** or (b) ***	$***
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     4.2. Royalties. ESPRIT will, or will cause its designated Affiliates, to pay NOVAVAX quarterly royalties on the Net Sales of Licensed Products in the Territory during the term of this Agreement, subject to Section 4.3 (Excluded Sales) below. Such royalty payments shall be based upon Net Sales of Licensed Products according to the following schedule:

Percentage of Net Sales for
Country	Calendar Year
United States	***	%
Canada	***	%
Mexico	***	%
     4.3. Excluded Sales. No royalties due under this ARTICLE 4 (Payments) shall be payable on sales transactions as among ESPRIT, any of its Affiliates and Sublicensees. The final vendee sale to a Third Party alone shall be used for the purposes of determining the royalty payments due hereunder. Only one royalty payment shall be payable on the sale of each Licensed Product. Licensed Products shall be sold only for cash consideration and there shall be no discounting of price to the disadvantage of the price of Licensed Products that are included in or made part of any bundling of Licensed Products with any existing or future product(s) of ESPRIT or its Affiliates as part of a sale to Third Parties.
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     4.4. Royalty Period. ESPRIT shall not be obligated to pay any royalty payments based upon sales of a given Licensed Product in a country of the Territory after the expiration of the last to expire Licensed Patent or Improvement Patent having at least one (1) Valid Claim that would be infringed by the sale of that Licensed Product by ESPRIT, its Affiliates or its Sublicensees in that country but for the licenses granted herein.
     4.5. Payments. All royalties shall be calculated and payable on a Calendar Quarter basis as of the end of the each Calendar Quarter, and royalties shall be paid within *** days following the end of such Calendar Quarter. All royalties shall be calculated on a Licensed Product by Licensed Product basis. Each royalty payment and Milestone Payment shall be accompanied by a written report indicating the amount of Net Sales during such Calendar quarter or applicable period together with a calculation of the royalties and Sales Milestone Payments due. ESPRIT shall deliver the written report for each such Calendar Quarter or applicable period, regardless of whether when any royalty payments or Milestone Payments are required to be paid in that Calendar Quarter or applicable period, commencing in the first Calendar Year following Launch.
     4.6. Audits. NOVAVAX shall have the right, at its own expense, for the period during which a royalty or Milestone Payment is due to NOVAVAX, to have a firm of independent certified public accountants, to whom ESPRIT has no reasonable objection and subject to customary confidentiality restrictions, solely to examine the relevant books and records of account of ESPRIT relating to the Licensed Product during reasonable business hours and no more than *** during each Fiscal Year, to determine whether appropriate payment (including,
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without limitation, payment pursuant to Sections 4.1 (Development Milestone Payments) and 4.2 (Royalties)) has been made by ESPRIT hereunder. The accountant shall disclose to NOVAVAX only information relating to the accuracy of the royalty and Milestone Payment reports and the royalty payments and Milestone Payments made according to this Agreement. The information received by the accountant, except for information necessary for disclosure to NOVAVAX to establish the accuracy of such reports, shall be held confidential. If such accounting firm concludes that additional royalties or Milestone Payments were owed during such period, ESPRIT shall pay the additional royalties within thirty (30) days of the date NOVAVAX delivers to ESPRIT such accounting firm’s written report so concluding. ESPRIT will be provided an opportunity to review the findings of the accountant during the aforementioned thirty (30) period to validate such findings. If the amount of such additional royalties or Milestone Payments owed exceeds *** of the amount of royalty payments or Milestone Payments actually made by ESPRIT for such period, ESPRIT shall reimburse NOVAVAX for the commercially reasonable fees and expenses of the accounting firm incurred in the conduct of the applicable audit.
     4.7. Currency Conversion. The remittance of Milestone Payments or royalties payable on sales outside the U.S. will be payable to NOVAVAX in Dollars according to the official rate of exchange of the currency of the country from which the royalties are payable as quoted by The Wall Street Journal, New York edition, for the last day of the Calendar Quarter or other applicable period for which the royalty payment is made. If the transfer or the conversion into U.S. Dollars in any such instance is not lawful or possible, the payment of such part of the Milestone Payment of royalties as is necessary shall be made by the deposit thereof, in whatever currency is allowable and acceptable by NOVAVAX, to the credit and account of NOVAVAX or
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its nominees in any commercial bank or trust company of its choice located in that country. ESPRIT shall give prompt notice of such deposit to NOVAVAX.
     4.8. Payment Mechanics. All royalties, Milestone Payments and other payments required under this Agreement shall be paid in Dollars in accordance with the instructions provided by NOVAVAX in immediately available funds by wire transfer to a bank or other institution designated in writing by NOVAVAX from time to time.
     ARTICLE 5. INTELLECTUAL PROPERTY AND REGULATORY MATTERS
     5.1. Intellectual Property Ownership.
     5.1.1. Existing Intellectual Property. Any Intellectual Property rights owned or controlled by either Party prior to the Parties entering into this Agreement shall remain the property of such Party, subject only to the rights and licenses granted herein.
     5.1.2. NOVAVAX Intellectual Property. Any Intellectual Property that is first conceived and first reduced to practice during the term of this Agreement solely by personnel employed by or on behalf of NOVAVAX shall remain the property of NOVAVAX, subject to the rights and licenses granted herein.
     5.1.3. ESPRIT Sole Technology. Any Intellectual Property that is first conceived and first reduced to practice during the term of this Agreement solely by personnel employed by or on behalf of ESPRIT shall remain the property of ESPRIT, subject to the rights and licenses granted herein (“ESPRIT Sole Technology”).
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     5.1.4. Joint Intellectual Property. Any Intellectual Property that is first conceived or first reduced to practice during the term of this Agreement by personnel employed by or on behalf of ESPRIT and personnel employed by or on behalf of NOVAVAX (other than the Intellectual Property described in Section 5.1.2 (NOVAVAX Intellectual Property) and Section 5.1.3 (ESPRIT Sole Technology)) shall be and shall remain the joint property of NOVAVAX and ESPRIT, subject to the rights and licenses granted herein (“Joint Intellectual Property”). The parties agree to keep the Joint Intellectual Property in confidence on a basis consistent with ARTICLE 6 (Confidentiality and Publicity) and not to publicly disclose the same except in accordance with ARTICLE 6 (Confidentiality and Publicity).
     5.1.5. NOVAVAX Improvement Intellectual Property. NOVAVAX Improvement Intellectual Property shall constitute Licensed Technology throughout the term of this Agreement to the extent that such Intellectual Property is relevant to the use, sale or Registration of a Licensed Product and to the extent that the licensing of such Intellectual Property by NOVAVAX to ESPRIT pursuant to the terms of this Agreement would not be prohibited by law, rule, regulation, order, treaty, contract, agreement, or other obligation.
5.2. Patent Prosecution.
     5.2.1. Generally. Subject to Section 5.2.4 (Abandoned Patent Applications) of this Agreement, NOVAVAX shall have sole authority and agrees to prosecute or cause to be prosecuted to allowance or final rejection the patent applications (including any reissue
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patent applications or reexamination patent applications) included in the Licensed Patents that are owned or controlled by NOVAVAX, in whole or in part, including the Joint Improvement Intellectual Property (hereinafter collectively “Patent Applications”), in the countries in which the Licensed Patents are being prosecuted or maintained as of the Effective Date. NOVAVAX shall issue as a patent each such Patent Application prosecuted to allowance at NOVAVAX’s sole expense. NOVAVAX shall pay all attorneys fees and other costs associated with the preparation, filing, and prosecution of such Patent Applications in the Territory included in the Licensed Patents.
     5.2.2. Copies. NOVAVAX agrees to promptly provide (if not already provided and on an ongoing basis, as the case may be) ESPRIT with copies of:
     (a) All Patent Applications included in the Licensed Patents;
     (b) All prior art searches it has performed (or has had performed) related to such Patent Applications; and
     (c) All correspondence to and from the U. S. Patent and Trademark Office and foreign patent offices relating to such Patent Applications.
     5.2.3. Comments by ESPRIT. ESPRIT shall have the right to consult with NOVAVAX from time to time and on a reasonable basis regarding the content of the Patent Applications included in the Licensed Patents, as well as the prior art searches and correspondence related thereto, and to comment thereon. NOVAVAX shall consider all such comments offered by ESPRIT, it being agreed, however, that all final decisions
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respecting conduct of the prosecution of said patent applications shall rest solely in the discretion of NOVAVAX.
     5.2.4. Abandoned Patent Applications. NOVAVAX shall promptly notify ESPRIT in the event NOVAVAX decides at any time to abandon or discontinue prosecution of any one or more of the Patent Applications included in the Licensed Patents. Such notification will be given as early as possible which in no event will be less than forty-five (45) days prior to the date on which such Patent Application(s) will become abandoned. ESPRIT shall have the option, exercisable upon written notification to NOVAVAX, to assume full responsibility for the prosecution of the affected Patent Application(s), in which event such affected Patent Application(s) shall, at ESPRIT’s option, be promptly exclusively licensed royalty-free to ESPRIT and its Sublicensees to make and have made, import, sell, offer to sell, and have sold Licensed Product in the Territory in the Field.
     5.2.5. Maintenance Fees. NOVAVAX shall pay all official taxes, annuities and fees required to keep in force all Patent Applications and patents, which are included in the Licensed Patents, and shall submit evidence, upon written request, to ESPRIT that said government fees have been timely paid. In the event NOVAVAX decides not to pay the maintenance fee due on any one or more of said patents or Patent Applications, NOVAVAX will give ESPRIT written notice of such decision at least sixty (60) days in advance of the payment date. ESPRIT shall thereupon have the option to pay the maintenance fees due on the affected patents or Patent Applications, in which case the
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affected Patent(s) or Patent Application(s) shall, at ESPRIT’s option, be promptly exclusively licensed on an exclusive, royalty free, perpetual and fully paid up basis to ESPRIT to make and have made, import, sell, offer to sell, and have sold Licensed Product in the Territory in the Field.
     5.2.6. Disclosure. Each Party shall promptly disclose to the other any Improvements made, conceived or reduced to practice by the disclosing Party or its Affiliates, agents, subcontractors or Sublicensees.
     5.3. Enforcement of Patents
     5.3.1. Notice. If, during the term of this Agreement, NOVAVAX or ESPRIT becomes aware of infringing sales of product in the Field competitive with Licensed Products by a Third Party in a given Calendar Quarter in a country of the Territory that are greater than *** of ESPRIT’s Commercial Sales of such Licensed Products, by Dollar or equivalent legal currency of the given country in the Territory, of Licensed Products in the Field in the same country of the Territory and in the same Calendar Quarter (a “Competing Product”) that constitute infringement by a Third Party of any issued patent included in the Licensed Patents, that Party shall promptly notify the other Party in writing to that effect. ESPRIT shall have the right, but not the obligation, to bring suit against any infringer of a patent relating at its own cost and expense.
     5.3.2. NOVAVAX’S Initial Right. NOVAVAX shall have the initial right, but not the obligation, to initiate or prosecute an infringement or other appropriate suit or
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action against any Third Party infringer of a Licensed Patent at its own expense. ESPRIT has the right to join such suit or action at its own expense. If, (a) after the expiration of ninety (90) days from said notice, NOVAVAX has not obtained a discontinuance of such infringement or brought suit against the Third Party infringer, and (b) the infringing product is a Competing Product, ESPRIT shall have the right, but not the obligation, to bring suit (at ESPRIT’S sole expense) against such Third Party infringer, provided that if NOVAVAX is joined to the suit, NOVAVAX will pay for its own litigation expenses.
     5.3.3. Recovery. If, prior to the expiration of ninety (90) days from given notice under Section 5.3.1 (Notice), NOVAVAX obtains a discontinuance of such infringement or brings suit against the Third Party infringer, and ESPRIT does not join the suit, then NOVAVAX shall retain all damages or other monies awarded or received in settlement of such suit. ESPRIT will cooperate with NOVAVAX in any such suit and shall have the right to consult with NOVAVAX and be represented by its own counsel at its own expense. If, prior to the expiration of ninety (90) days from given notice under Section 5.3.1 (Notice), NOVAVAX brings suit against the Third Party infringer, and ESPRIT exercises its right to join the suit, then each Party shall have the right to be represented by independent counsel in such litigation at its own expense and neither Party shall incur any liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding the patent invalid or unenforceable. Furthermore, any amounts recovered as a result of any infringement action taken by the Parties hereunder shall be split equally.
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     5.3.4. ESPRIT’s Second Right. If, after the expiration of said ninety (90) days from the date of given notice under Section 5.3.1 (Notice), NOVAVAX has not obtained a discontinuance of such infringement by a Competing Product or brought suit against such Third Party infringer, and ESPRIT decides to exercise its right, after such ninety (90) notice period, to bring suit against such infringer and join NOVAVAX as a party plaintiff, then NOVAVAX will reasonably cooperate with ESPRIT in any suit for infringement of a patent of the Licensed Patents brought by ESPRIT against a Third Party, and shall have the right to consult with ESPRIT and to participate in and be represented by independent counsel in such litigation at its own expense. Neither Party shall incur any liability to the other as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding the patent invalid or unenforceable. Furthermore, any amounts recovered as a result of any infringement action taken by the Parties hereunder shall be split equally.
     5.3.5. Settlement. Neither NOVAVAX nor ESPRIT may agree to settle pursuant to Section 5.3.2 (NOVAVAX’s Initial Right), Section 5.3.3 (Recovery) or Section 5.3.4 (ESPRIT’s Second Right) without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.
     5.3.6. Payments. Notwithstanding anything to the contrary contained herein, royalties, Milestone Payments and all other payments hereunder shall continue unabated in accordance with the terms and conditions of this Agreements during the pendency
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(including all appeals) of any action contemplated by Sections 5.3.1 (Notice) through and including Section 5.3.6 (Payments).
     5.4. Infringement of Third Party Intellectual Property
     5.4.1. Notice and Discussion. In the event NOVAVAX or ESPRIT receive notice or otherwise become actually aware of any facts that that ESPRIT’s making, using or selling of a Licensed Product in the Field infringes, will infringe or is alleged by a Third Party to infringe a Third Party patent, the Party becoming aware of same shall promptly notify the other. NOVAVAX and ESPRIT shall thereafter attempt to agree upon a course of action, which may include: (a) modifying of a Licensed Product or its use and manufacture so as to be non-infringing; or (b) obtaining a license or assignment from said Third Party.
     5.4.2. Negotiations. ESPRIT and NOVAVAX shall have the right to negotiate with said Third Party for such license or assignment to the Third Party patent. In the event that such negotiation results in a consummated agreement, then ESPRIT shall pay any lump sum payment and/or royalties to be paid thereunder provided NOVAVAX has had an opportunity to review and consent to such license agreement, which shall not be unreasonably withheld or delayed. Any of such lump sum payments or royalties to be paid by ESPRIT and its Sublicensees under such ESPRIT negotiated agreement shall be creditable against royalties then due NOVAVAX hereunder. In no event shall ESPRIT be entitled to credit against any royalty payments owed to the extent that any infringement claim by a Third Party is not based solely upon a Licensed Product described in the
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above-mentioned IND (No. 63957) or where the infringement claim is not based solely on ESPRIT’s use of the Licensed Technology.
     5.4.3. Defense. In the event that ESPRIT is charged with patent infringement by a Third Party as a result of ESPRIT’s making, using, and/or selling a Licensed Product and it cannot settle or has not settled such infringement pursuant to the terms above, ESPRIT shall have the right to defend against such charge of infringement. NOVAVAX shall have the opportunity to fully participate in such defense at its own expense. If as a result of a final unappealable judgment in the litigation or settlement thereof with the Third Party as described in the immediately preceding two sentences, ESPRIT is required to pay royalties or other monies to such Third Party (“Third Party Payment”), ESPRIT may thereafter offset such Third Party Payment (including running royalties and any and all lump sum payments) against any royalties due but not yet paid hereunder to NOVAVAX, unless such infringement claim by a Third Party is not based solely upon a Licensed Product described in the above-mentioned NDA or where the infringement claim is not based solely on ESPRIT’s use of the Licensed Technology. Any damages or other monies awarded or received in settlement of such litigation against such adverse party shall be shared in accordance with Sections 5.3.3 (Recovery) and 5.3.4 ESPRIT’s (Second Right).
     5.4.4. Payments. Other than as expressly set forth to the contrary in Section 5.4.3 (Defense), royalties and all other payments hereunder shall continue unabated in accordance with the terms and conditions of this Agreements during the pendency
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(including all appeals) of any action contemplated by Sections 5.4.1 (Notice and Discussion) through and including Section 5.4.4 (Payments).
ARTICLE 6. CONFIDENTIALITY AND PUBLICITY
     6.1. Confidential Information. All information disclosed by one Party to the other(s) or developed by the parties pursuant to the terms of this Agreement (the “Confidential Information”) shall be maintained strictly confidential and used only for the purposes of this Agreement in accordance with this ARTICLE 6 (Confidentiality and Publicity) (“Purposes”). Each Party may also disclose the other’s information to an Affiliate, agent or consultant, who is under a written obligation of confidentiality and non-use at least substantially equivalent to the obligations of this ARTICLE 6 (Confidentiality and Publicity), with the exceptions that (i) ESPRIT may disclose such information to its Affiliates who agree to maintain such information in confidence and to use such information only for the Purposes and (ii) the Parties shall each be free to disclose the existence of this Agreement and the nature of the licenses granted hereunder to its Affiliates and other prospective licensees and sub-licensees, investors or prospective investors, lenders and other potential funding sources, or to a Third Party in connection with a merger or acquisition or proposed merger or acquisition, subject to an obligation of confidentiality and non-use, provided that such Party shall have used commercially reasonable efforts to obtain a written confidentiality agreement from such Third Party contemplated by this sentence. Each Party shall guard any confidential information of the other Party with the same level of diligence as it normally guards any of its own most valuable internal confidential, proprietary information. Each Party shall be responsible for the breach of any of the provisions
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of this ARTICLE 6 (Confidentiality and Publicity) by a person or entity to whom such Party discloses information contemplated hereby.
Notwithstanding the foregoing, each Party shall be relieved of the confidentiality and limited use obligations of this Agreement if:
     (a) the information was previously known to the receiving Party as evidenced by the prior written records of such Party without disclosure by the disclosing Party;
     (b) the information is or becomes generally available to the public through no fault of the receiving Party;
     (c) the information is acquired in good faith in the future by the receiving Party from a Third Party not under an obligation of confidence to the disclosing Party with respect to such information; or
     (d) the information is independently developed by the receiving Party without reliance on, reference to, or knowledge of, the information disclosed by the disclosing Party.
The parties understand and agree that it shall be the receiving Party’s burden of proof to show the applicability of any of the exceptions set forth in clauses (a), (b) (c) or (d) above.
     6.2. Exceptions. Notwithstanding the above obligations of confidentiality and non-use a Party may:
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     (a) disclose information to a regulatory agency that is necessary to obtain regulatory approval in a particular jurisdiction;
     (b) disclose information to a government agency if the disclosure is necessary to protect the health and safety of the Party’s workers or the public or as required by law; or
     (c) disclose information as and to the extent required to comply with applicable laws and regulations, including the rules and regulations of the U.S. Securities and Exchange Commission.
In making such disclosures as set forth in this Section 6.2 (Exceptions), the disclosing Party shall use reasonable efforts to promptly first notify the owner of the confidential information so as to allow the owner of the confidential information an opportunity to seek a protective order or otherwise limit any such disclosure. In any event, the disclosing Party shall use reasonable efforts to only disclose such information as is required to be disclosed pursuant to the law, regulation, rule or order, and shall use its reasonable efforts to obligate the recipient to secrecy on the same terms as set forth herein. Each Party shall restrict the disclosure of confidential information of the other so that only the persons that need to know it shall be informed and the disclosure be limited to only such portions as necessary for the purposes of this Agreement.
     6.3. Use of Names. Each Party shall not state or imply, in any publication, advertisement, sales promotional material, or other medium:
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     (a) the name of the other Party or the name(s) of any employee(s) of the other Party; or
     (b) the name of any Affiliate of the other Party or the name(s) of any employee(s) of such Affiliate without the prior written consent of the other Party.
     6.4. Disclosure of Agreement. Except for the filing of a copy of this Agreement with the Securities and Exchange Commission or other securities commission of such other jurisdictions whose laws may apply to either Party to the extent required by law and such other public announcements as may hereafter become required by law, regulation or rule due to changes from the facts and circumstances in existence as of the Effective Date, no Party hereunder shall disclose this Agreement or make any public announcement or filing concerning this Agreement or the subject matter hereof without the prior written consent of the other. In the event that pursuant to the foregoing a Party shall file a copy of this Agreement with the Securities and Exchange Commission or other securities commission of such other jurisdictions whose laws may apply to either Party, it shall use reasonable efforts seek confidential treatment for all portions thereof reasonably requested by the other Party. Any proposed announcement or filing by a Party shall be made available to the other Party in advance of publication or filing, as the case may be, for review and comment. If a Party decides to make an announcement or disclosure required by law or as otherwise permitted under this Section 6.4 (Disclosure Agreement) of this Agreement, it will provide the other Party with at least ten (10) Business Days, where possible, advance written notice of the text of any such written announcement or
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disclosure or content of any non-written disclosure or announcement, except to the extent applicable law requiring disclosure would not permit such advance notice (such as in the case of certain securities filings), in which case the disclosing Party will give the maximum notice possible under the circumstances, so that the other Party will have an opportunity to comment upon the announcement or disclosure.
     6.5. Publication. Except for permissible publications under this ARTICLE 6 (Confidentiality and Publicity), neither Party will publish any information based upon or derived from the work performed under this Agreement without the prior review and consent of the Parties pursuant to this Section 6.5 (Publication).
     6.6. Other Confidentiality Obligations. With respect to information disclosed on or after the Effective Date between ESPRIT and NOVAVAX under the provisions of this Agreement, the provisions of this Agreement shall govern and prevail. In the event of any conflict between this Agreement and any other pending confidentiality agreement between ESPRIT and NOVAVAX, with respect to information disclosed on or after the Effective Date, the terms of this Agreement shall govern and prevail.
ARTICLE 7. ADVERSE EVENTS AND RECALLS
     7.1. Adverse Events. In the event that an adverse drug experience associated with the Licensed Product arises in connection with Licensed Product, each Party shall immediately inform the other Party by telephone communication within one (1) day of its own receipt of notice of such adverse reaction. The informing Party will then promptly forward to the other
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Party all written documentation relating to such adverse reaction, including a detailed description of such event. ESPRIT expressly disclaims that NOVAVAX acts as an agent, designee, or representative of ESPRIT for purposes of informing ESPRIT of such adverse reaction. NOVAVAX expressly disclaims that ESPRIT acts as an agent, designee, or representative of NOVAVAX for purposes of informing NOVAVAX of such adverse drug experience. If ESPRIT receives a written communication from the FDA (or non-U.S. equivalents) relating to the Licensed Products which relates to the development, marketing, safety or efficacy of the Licensed Products, and which would materially affect the time for receipt of the Regulatory Approval of such Licensed Products or the ability of the Parties to develop or market such Licensed Products, ESPRIT shall promptly provide NOVAVAX with a copy of such communication and shall consult with NOVAVAX while taking into account NOVAVAX’S recommendations and comments, to the extent reasonable, in responding to any communications with the FDA or other applicable regulatory authority. If NOVAVAX receives a written communication from the FDA or any foreign equivalent of the FDA in a country outside of the Territory which relates to the development, marketing, safety or efficacy of the Licensed Products, and which would affect the receipt of regulatory approval of the Registrations for the Licensed Products in the Territory, NOVAVAX shall promptly provide ESPRIT with a copy of such communication.
     7.2. Recalls. In the event that either Party determines that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Licensed Product, or any lot or lots thereof, from the market, it shall promptly advise and consult with the other Party with respect thereto. The parties shall jointly make the final determination to
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recall or otherwise remove a Licensed Product or any lot or lots thereof from the market which consent of NOVAVAX shall not be unreasonably withheld or delayed. ESPRIT shall be responsible for the costs of any recall except if such recall is solely the result of any failure of NOVAVAX to manufacture Licensed Product in accordance with written specifications agreed upon by the parties under the Supply Agreement.
ARTICLE 8. WARRANTIES, REPRESENTATIONS AND ACKNOWLEDGEMENTS
     8.1. NOVAVAX Representations and Warranties
     8.1.1. Ownership and Authority. NOVAVAX expressly warrants and represents that (a) it exclusively owns all of the rights, title and interest in and to the Licensed Patents identified on Schedule 1 existing as of the date hereof, and (b) it has the full corporate right and authority to enter into this Agreement and all necessary consents and notices have been obtained or made as the case may be to carry out the transactions contemplated herein. NOVAVAX further represents and warrants that as of the Effective Date no academic institution, member of an academic institution, corporation, local, state or federal government, or any other Third Party holds any property rights in the Licensed Patents identified on Schedule 1, or to its knowledge other Licensed Technology, that pertains to a Licensed Product existing as of the date hereof. Further, NOVAVAX represents that the patent applications and patents of Schedule 1 are all the current existing Licensed Patents reasonably relevant to the Licensed Product in the Territory having the formulation described on Schedule 2 attached hereto (the “Formulation”).
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     8.1.2. No Outstanding Encumbrances. NOVAVAX expressly warrants and represents that, there are no outstanding encumbrances or agreements, either written, or to its knowledge if oral or implied, on the Licensed Technology that are inconsistent with the obligations undertaken by NOVAVAX herein, and that it has not granted and will not grant during the term of this Agreement or any renewal hereof, any license or other privilege under the Licensed Technology with respect to the exclusive rights granted hereunder for a Licensed Product in the Territory in the Field which conflicts, or which could reasonably be expected to conflict, with the terms and conditions of this Agreement.
     8.1.3. Disclosures. NOVAVAX expressly warrants and represents that, to its knowledge, it has disclosed to ESPRIT all reasonably relevant and material regarding pre-clinical and clinical studies and the Licensed Product in its possession or control which NOVAVAX is not otherwise prohibited from disclosing pursuant to law, regulation, order, treaty, agreement, contract or other obligation.
     8.1.4. Third Parties. NOVAVAX expressly warrants and represents that it is not required to obtain the consent of any Third Party to grant the rights granted herein to ESPRIT. NOVAVAX further expressly warrants and represents that the rights granted herein do not conflict with any existing or pending written agreement (or to its knowledge, any existing or pending oral or implied agreement) of NOVAVAX with a Third Party pertaining to use of the Licensed Technology for a Licensed Product in the Territory.
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     8.1.5. Infringement. NOVAVAX expressly warrants and represents that: a) it has not been notified in writing of any claims of infringement from any Third Party with respect to the Licensed Product as it currently exists, and, to its knowledge, no Third Party has threatened to make any such claim; and b) that, to its knowledge, it solely owns all of the data and results from any and all preclinical and clinical development and testing of the Licensed Product that it conducted or authorized to have conducted prior to the Effective Date of this Agreement, and that NOVAVAX has used reasonable efforts to disclose all of the data from such preclinical and clinical development and testing to ESPRIT in connection with this Agreement. NOVAVAX represents that it has not received written notice of any issued patent owned by a Third Party which would be infringed by the making, using, and selling of a Licensed Product having the Formula in the countries of the Territory utilizing the Licensed Patents of NOVAVAX as currently in existence as of the date hereof in any in those countries of the Territory.
     8.1.6. Necessary Steps. NOVAVAX represents and warrants that, to its knowledge, it has undertaken all necessary legal and factual steps to ensure that NOVAVAX is able to license the Licensed Technology to ESPRIT in accordance with this Agreement to ESPRIT.
     8.2. ESPRIT Representations and Warranties. ESPRIT expressly warrants and represents that (a) it has the full corporate right and authority to enter into this Agreement and to carry out the transactions contemplated herein; (b) it has obtained all consents necessary to enter into and perform its obligations under this Agreement; (c) its entry into and performance of this
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Agreement do not conflict with any existing or pending written agreement (or to its knowledge, any existing or pending oral or implied agreement) of ESPRIT with a Third Party pertaining the subject matter contained herein; and (d) it is not aware of any fact or circumstance which would indicate that NOVAVAX is in breach of any of the representations in Sections 8.1.1 (Ownership and Authority) through and including Section 8.1.2 (No Outstanding Encumbrances).
     8.3. DISCLAIMER. THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR NON-INFRINGEMENT, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.
     8.4. LIMITATION OF LIABILITY. EXCEPT FOR THEIR RESPECTIVE OBLIGATIONS UNDER ARTICLE 10 (INDEMNIFICATION) ARISING OUT OF THIRD PARTY CLAIMS, SUITS OR DEMANDS OR FOR ANY BREACH OF CONFIDENTIALITY OBLIGATIONS OWED UNDER THIS AGREEMENT OR FOR ANY MISAPPROPRIATION OR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY LICENSED UNDER THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER.
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ARTICLE 9. TERM AND TERMINATION
     9.1. Term. The term of this Agreement shall commence on the Effective Date and shall expire upon the expiration of the last-to-expire Licensed Patent or when terminated in accordance with any of the provisions herein. Upon expiration of the term of this License Agreement, ESPRIT shall have a fully paid-up license to make, have made, use and sell Licensed Products under the Licensed Technology in the Field in the Territory. If this Agreement is terminated prior to the end of the Term, all licenses granted to ESPRIT hereunder shall cease and all such licensed rights shall revert to NOVAVAX.
     9.2. Termination for Breach. Upon any breach of, or default under, any material provision of this Agreement by a Party, including, without limitation, nonpayment of amounts owed hereunder by ESPRIT for any reason whatsoever except as specifically provided for in this Agreement, the other Party may terminate this Agreement in whole or in part by giving ninety (90) days’ written notice (the “Notice Period”) to the breaching Party; provided however, that the breaching Party shall have seventy-five (75) days to cure any such breach prior to the commencement of the Notice Period. Said notice shall become effective at the end of such Notice Period, unless during said Notice Period the breaching Party shall cure such breach or default within the applicable cure period. Notwithstanding anything to the contrary contained herein, payment defaults will have a notice and cure period of five business (5) days.
     9.3. Additional Termination Rights of ESPRIT; ESPRIT shall have the right to terminate this Agreement, and subject to the provisions of Section 9.4, but otherwise, without liability, upon thirty (30) days prior notice to NOVAVAX (i) ***, that (x) *** or (y) ***. In such
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event, ESPRIT shall submit sufficient supporting documentation evidencing ***, prepared by an independent certified public accountant acceptable to NOVAVAX, and submitted to NOVAVAX for review. If NOVAVAX agrees that the Post Phase II Development Costs are in excess of *** then Esprit may, provide notice of termination to NOVAVAX in accordance with this Section 9.3. If the Parties do not agree on the right of ESPRIT to terminate under this Section 9.3, then the matter shall be reviewed by the JSC and escalated to the highest levels of review, and failing mutual resolution, then the provisions of Article 11 regarding Dispute Resolution and Arbitration shall govern. In the event of any termination under this Section 9.3, Section 9.4 shall apply.
     9.4. Effect of Termination by ESPRIT or NOVAVAX under Section 3.1.2, Effect of Additional Termination Rights of ESPRIT under Section 9.3 and Effect of Termination for Breach by ESPRIT. Except as otherwise expressly set forth herein, upon termination by NOVAVAX or ESPRIT under Section 3.1.2 (Development Milestones), upon Termination by NOVAVAX under Section 9.2 (Termination for Breach) or upon termination by ESPRIT under Section 9.3 (Additional Termination Rights of ESPRIT) :
     (a) all licenses granted to ESPRIT hereunder shall cease and all such licensed rights shall revert to NOVAVAX;
     (b) ESPRIT shall, and it hereby does effective only upon termination by NOVAVAX or ESPRIT under Section 3.1.2 (Development Milestones), upon termination by NOVAVAX as set forth above in Section 9.2 (Termination for Breach), or upon termination by ESPRIT as set forth above in Section 9.3 (Additional Termination Rights of ESPRIT) grant to NOVAVAX an exclusive
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(even as to ESPRIT), worldwide, irrevocable, perpetual, fully-paid up license, under ESPRIT Improvements and ESPRIT’s interest in the Joint Improvements, with the right to grant Sublicenses, to make and have made, import, use, sell, offer for sale, and have sold Licensed Product in the Field.
     (c) ESPRIT shall promptly deliver to NOVAVAX all of the following documents: (1) all confidential information and materials related to any Licensed Product provided by NOVAVAX pursuant to this Agreement, and (2) any NDA or any other filing with any governmental or regulatory authority worldwide in connection with any Licensed Product, and all related data, documents, reports, files (including the related drug master file), filings and correspondence with any governmental or regulatory authority, adverse event reports, clinical trial results, any IND and supporting data and information, and all other documents or information, in whatever form, relating to the manufacture, use and sale of the Licensed Products;
     (d) if ESPRIT has applied for or obtained any regulatory approvals in any country for any Licensed Product, then ESPRIT shall, to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to NOVAVAX of such applications or regulatory approvals; and
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     (e) any regulatory filings for any Licensed Product which have been submitted in ESPRIT’s name, subject to FDA approval, will be transferred to NOVAVAX’s name.
     9.5. Effect of Termination for Breach by NOVAVAX. Except as otherwise expressly set forth herein, upon termination by ESPRIT under Section 9.2 (Termination for Breach) ESPRIT shall be free of any obligation to make any unaccrued payments to NOVAVAX relating to the terminated license pursuant to ARTICLE 4 (Payments).
     9.6. Termination for Bankruptcy. NOVAVAX or ESPRIT may terminate this Agreement should the other Party commit an act of bankruptcy, be declared bankrupt, voluntarily file or have filed against it a petition for bankruptcy or reorganization unless such petition is dismissed within sixty (60) days of filing, enter into a procedure of winding up to dissolution or should a trustee or receiver be appointed for its business assets or operations. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of Title 11, U.S. Code (“Bankruptcy Code”) license rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code. The parties agree that each Party, as a licensee of such right, under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.
     9.7. Certain Effects of Termination; Payments and Dispute Resolution. In the event of termination of this Agreement for any reason, all licenses granted to ESPRIT hereunder shall cease and all licensed rights shall revert to NOVAVAX, and ESPRIT shall not be relieved of the duty and obligation to pay in full, payments due, accrued, and unpaid at the effective date
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of such termination, nor shall any such termination relieve either Party of any obligation arising hereunder prior to such termination. Notwithstanding the foregoing, from the date either Party notifies the other Party that it wishes to commence a proceeding in accordance with the dispute resolution procedures set forth in ARTICLE 11 (Arbitration) until the date such proceeding has been concluded, the running of the time period referred to in this paragraph for curing a breach shall be suspended with respect to the subject matter of the dispute, claim or controversy.
     9.8. Sell Off Right. Upon termination of any license granted herein, in part or in whole as to any Licensed Product, ESPRIT shall have the right to sell off any of such Licensed Product in its inventory for a period of 180 days following the effective date of such termination provided that ESPRIT pays to NOVAVAX any royalties otherwise calculated in accordance with this Agreement.
     9.9. Survival of Provisions Upon Termination. (a) In the event of termination of this Agreement by NOVAVAX under Section 9.2 (Termination for Breach), the provisions of Section 2.3 (License Under ESPRIT Technology) and the provisions listed in subsection (b) below shall survive the termination of this Agreement to the extent provided for herein, and (b) the following provisions shall survive the termination or expiration of this Agreement to the extent of any claims thereunder arising out of facts or circumstances arising or existing prior to the date of such termination of expiration : ARTICLE 6 (Confidentiality and Publicity), ARTICLE 10 (Indemnification), ARTICLE 11 (Arbitration) and ARTICLE 12 (Miscellaneous), and Sections 2.3 (License under ESPRIT Technology), 3.2.3 (Access to Data and Regulatory Approvals and Registrations), 4.6 (Audits), 8.3 (Disclaimer), 8.4 (Limitation of Liability), 9.3
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(Effect of Termination for Breach by ESPRIT), 9.5 (Effect of Termination by ESPRIT or NOVAVAX under Section 3.1.2, Effect of Termination by ESPRIT under Section 9.3 or Termination for Breach by ESPRIT.), 9.5 (Effect of Termination for Breach by NOVAVAX), 9.7 (Certain Effects of Termination; Payments and Dispute Resolution), 9.8 (Sell Off Right) and 9.9 (Survival of Provisions Upon Termination).
ARTICLE 10. INDEMNIFICATION
     10.1. Generally. NOVAVAX and ESPRIT will each defend as the case maybe (each an "Indemnifying Party”), at its own expense, indemnify and hold harmless the other Party and its Affiliates (each an “Indemnified Party”) from and against any and all damages, liabilities, losses, costs, and expenses, including attorneys fees (collectively, “Liabilities"), arising out of any claim, suit or proceeding brought against the Indemnified Party (each a “Claim”) to the extent such Claim is based upon a claim arising out of or relating to (i) any breach or violation of, or failure to perform, any covenant or agreement made by such Indemnifying Party in this Agreement, unless waived in writing by the Indemnified Party; (ii) any breach of the representations or warranties made by such Indemnifying Party in this Agreement; or (iii) the negligence or willful misconduct of the indemnifying Party, except, under clause (ii), to the extent arising out of the breach, violation, failure, negligence or willful misconduct of the Indemnified Party.
     10.2. Product Liability. Except as otherwise provided herein, ESPRIT (as the Indemnifying Party) will defend, at its own expense, indemnify and hold harmless NOVAVAX and its Affiliates (as the Indemnified Parties) from and against all Liabilities arising out of any
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Claim to the extent such Claim is based upon a claim arising out of or relating to any personal injury or death of any Person as a result of the use of any Licensed Product sold by ESPRIT, its Affiliates or Sublicensees, except to the extent such Claim is due to the manufacture of Licensed Products supplied by NOVAVAX other than in accordance with specifications as provided in the Supply Agreement or the negligent, grossly negligent, or intentional act or omission of NOVAVAX and its Affiliates. Similarly, NOVAVAX (as the Indemnifying Party) will defend, at its own expense, indemnify and hold harmless the ESPRIT and its Affiliates (as Indemnified Parties) from and against any and all Liabilities arising out of any Claim brought against ESPRIT or any such Affiliate to the extent such Claim is based upon a claim arises out of a Third Party claim or suit or demand based on bodily injury or property damage resulting from the manufacture of Licensed Product supplied by NOVAVAX other than in accordance with specifications as provided in the Supply Agreement, unless such claim is due to the negligent, grossly negligent or intentional act or omission of ESPRIT.
     10.3. Claims. If any Claim is made by a Third Party (a “Third Party Claim”) against an Indemnified Party that, if sustained, would give rise to Liability to an Indemnifying Party under this Agreement, the Indemnified Party shall promptly cause notice of the claim to be delivered to the Indemnifying Party along with all of the facts, information or materials relating to such claim of which the Indemnified Party is aware; provided, however, that failure to give such notification shall not affect the indemnification provided for hereunder except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnified Party shall deliver to the Indemnifying Party, within five days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by
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the Indemnified Party relating to such Third Party Claim. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, unless the Third Party Claim involves potential conflicts of interest or substantially different defenses for the Indemnified Party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of any Third Party Claim that, if sustained, would give rise to a Liability of the Indemnifying Party under this Agreement. The parties shall cooperate in the defense or prosecution of any Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any Liability with respect
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to, or settle or compromise a Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld). The Indemnifying Party may pay, settle or compromise a Third Party Claim (i) with the written consent of the Indemnified Party, not to be unreasonably withheld or delayed or (ii) without the written consent of the Indemnified Party, so long as such settlement includes (A) an unconditional release of the Indemnified Party from all Liability in respect of such Third Party Claim and (B) does not subject the Indemnified Party to any injunctive relief or other equitable remedy. In the event an Indemnified Party has a claim against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly cause notice of such claim to be delivered to the Indemnifying Party. If the Indemnifying Party disputes such claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of 10 days to settle any such dispute. If the parties are unable to resolve such dispute, the Indemnified Party may pursue any and all courses of action available against the Indemnifying Party.
     10.4. Limits to Obligations. An Indemnifying Party’s (including Sublicensees) obligations under this ARTICLE 10 (Indemnification) shall not extend to any Claims for Liability arising from the Indemnified Party’s failure to comply with the terms and conditions of this Agreement or arising from the negligence, gross negligence, intentional wrongful act or omission of the Indemnified Party, its agents or employees.
ARTICLE 11. ARBITRATION
     Any controversy or claim arising out of or relating to this Agreement shall be resolved by arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration
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Rules of the American Arbitration Association (“AAA”) then pertaining (available at www.adr.org), except where those rules conflict with this provision, in which case this provision controls. Any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrators shall be selected within twenty Business Days from filing of a demand for arbitration from the AAA’s National Roster of Arbitrators pursuant to agreement or through selection procedures administered by the AAA. Within 45 days of filing of a demand for arbitration, the parties shall reach agreement upon and thereafter follow procedures, including limits on discovery, assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrators or, failing agreement, procedures meeting such time limits will be designed by the AAA and adhered to by the parties. The arbitration shall be held in New York, New York, Borough of Manhattan and the arbitrators shall apply the substantive law of New York, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Prior to commencement of arbitration, emergency relief is available from any court to avoid irreparable harm. THE ARBITRATOR SHALL NOT AWARD EITHER PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, OR ATTORNEYS FEES OR COSTS, OTHER THAN IN CONNECTION WITH A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR AS DAMAGES FOR ANY MISAPPROPRIATION OF INFRINGEMENT OF INTELLECTUAL PROPERTY LICENSED UNDER THIS AGREEMENT. Prior to commencement of arbitration, the parties must attempt to mediate their dispute using a professional mediator from AAA, the CPR Institute for Dispute Resolution, or like organization selected by agreement or, absent agreement, through
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selection procedures administered by the AAA. Within a period of forty-five (45) days after the request for mediation, the parties agree to convene with the mediator, with business representatives present, for at least one session to attempt to resolve the matter. In no event will mediation delay commencement of the arbitration for more than forty-five (45) days absent agreement of the parties or interfere with the availability of emergency relief.
ARTICLE 12. MISCELLANEOUS
     12.1. Force Majeure. Any delays in or failures of performance by a Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by acts of God; acts, changes in the regulations or laws of any government; strikes or other concerted acts of workers (other than strikes or acts of such Party’s own workers); fires; floods; explosions; riots; wars; rebellions; and sabotage (a “Force Majeure Event”); and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence. In the event that a Party’s performance of payment obligations is suspended for more than one hundred and twenty (120) days because of a Force Majeure Event, the other Party has the right to terminate this Agreement upon written notice to the non-performing Party.
     12.2. Assignment. This Agreement, or any of the rights and obligations created herein, including but not limited to the licenses granted under ARTICLE 2 (Grant of Rights), shall not be assigned or transferred, in whole or in part, by either Party hereto without the prior written consent of the other Party which will not be unreasonably withheld or delayed; provided, however, that either Party may, without such consent, assign the Agreement and its rights and obligations hereunder (A) to a wholly owned operating Affiliate of such Party or (B) in
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connection with the transfer or sale of all or substantially all of its assets to a Third Party so long as: (i) each Party will provide the other Party with at least ten (10) days prior written notice thereof; and (ii) in the event of such a transfer by NOVAVAX, any permitted assignee shall assume all obligations of its assignor under the Agreement in a writing delivered to the other Party. Any attempted assignment or transfer of such rights or obligations without such consent, except as provided herein, shall be void. This Agreement shall binding upon any purchaser of all or substantially all of the assets of the either Party, as the case may be. This Section 12.2 (Assignment) shall not be deemed to otherwise prohibit or otherwise apply to a change in control of NOVAVAX (whether by merger of sale of capital stock or otherwise) at the shareholder or Board of Director levels or otherwise.
     12.3. No Waiver. The waiver by a Party, whether express or implied, of any provisions of this Agreement, or of any breach or default of a Party, shall not be construed to be a continuing waiver of such provision, or of any succeeding breach or default or of a waiver of any other provisions of this Agreement.
     12.4. Choice of Law. All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York, U.S.A., without regard to its choice or conflict of law principles.
     12.5. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The parties shall replace such
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ineffective provision for such jurisdiction with a valid and enforceable provision which most closely approaches the NOVAVAX, intent, and purpose of this Agreement, and in particular, the provision to be replaced.
     12.6. Independent Contractors. ESPRIT and NOVAVAX are independent contractors and shall not be deemed to be partners, joint venturers or each other’s agents, and neither shall have the right to act on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.
     12.7. Entire Agreement. It is the mutual desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither Party has made any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement (together with the schedules attached hereto (i) constitute the entire agreement and understanding between the parties with respect to the matters contained herein, and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement, and (ii) supersede all previous understandings, agreements and representations between the parties, written or oral relating to the subject matter hereof. The parties hereto may from time to time during the continuance of this Agreement modify, vary or alter any of the provisions of this Agreement, but only by written agreement of all parties hereto.
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     12.8. Notice to Parties. All communications, reports, payments and notices required by this Agreement shall be addressed to the Partied(s) at their respective address(s) set forth below or to such other address as requested by a Party by notice in writing to the other parties.

If to NOVAVAX:	Attention: Chief Executive Officer
NOVAVAX, Inc.
508 Lapp Road
Malvern, PA 19355

With a copy to:	Attention: Legal Department
NOVAVAX, Inc.
508 Lapp Road
Malvern, PA 19355

If to ESPRIT:	Attention: Chief Executive Officer
ESPRIT Pharma, Inc.
Two Tower Blvd.
East Brunswick, NJ 08816

With a copy to:	Steven M. Bosacki, General Counsel
ESPRIT Pharma, Inc.
Two Tower Blvd.
East Brunswick, NJ 08816
     All such notices, reports, payments and communications shall be made by First Class mail; postage prepaid, and shall be considered made as of the date of deposit with the United States Post Office.
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     12.9. Modification. This Agreement may not be amended or modified unless in writing executed by both parties hereto. Except as otherwise expressly set forth herein, neither party will have any rights of setoff or to withhold the performance of any obligation (including with respect to any payment otherwise required to be made) hereunder.
     12.10. Terms. Unless otherwise expressly provided for herein (i) financial and accounting terms will have the meaning ascribed to such terms in accordance with GAAP, (ii) the word, “including”, will mean “including but not limited to” and the word “day” will mean “calendar day”, (iii) references to the singular will include the plural and vice versa, (iv) the use of any pronoun will include the neuter and both genders, and (v) references to Sections, Articles, Schedules and Exhibits will be references to Sections, Articles, Schedules and Exhibits to this Agreement and the word, “herein” and words of similar import will be construed to refer to this Agreement, (vi) the word “knowledge” will mean actual knowledge after reasonably diligent inquiry of executive officers of the relevant entity, and (vii) headings and titles of Sections and Articles herein will be construed to be descriptive only and without any substantive or interpretive effect.
     12.11. Consent to Grant of Security Interest
     NOVAVAX does hereby consent to the granting of a security interest in this Agreement and the Supply Agreement dated as of the date hereof, in favor of any secured lender designated by ESPRIT. Moreover NOVAVAX agrees to execute whatever other documentation may be reasonably required in connection with such consent.
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ARTICLE 13. TAXES
     13.1. ESPRIT Payments. ESPRIT will make all payments to NOVAVAX under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.
     13.2. Proof of Payment. Any tax required to be withheld on amounts payable under this Agreement will promptly be paid by ESPRIT on behalf of NOVAVAX to the appropriate governmental authority, and ESPRIT will furnish NOVAVAX with proof of payment of such tax.
     13.3. Cooperation. ESPRIT and NOVAVAX will cooperate with respect to all documentation required by any taxing authority or reasonably requested by ESPRIT to secure a reduction in the rate of applicable withholding taxes.
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NOVAVAX, INC.	ESPRIT PHARMA, INC.

By:	By:

Name: Rahul Singhvi	Name: Greg Stokes
Title: President and Chief Executive Officer	Title: President & Chief Operating Officer

Date:	Date:

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LICENSE AND DEVELOPMENT AGREEMENT
Schedule 1 — Patents and Patent Applications

Country	Status	Application No.	Patent No.	Issue Date	Expiration
United States	Granted	08/380942	5629021	05/13/1997	01/31/2015
Mexico	Granted	975663	198438	09/04/2000	01/29/2016
Canada	Granted	2211262	2211262	08/30/2005	01/29/2016
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LICENSE AND DEVELOPMENT AGREEMENT
Schedule 2 — Formulation For Existing Licensed Product
Formulation (to be added)

Ingredient Description	Percent w/w
Testosterone USP/EP	***
Soybean Oil USP	***
Polysorbate 80 NF	***
190 Proof Ethyl Alcohol USP	***
Purified Water USP	***
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